Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William E. Chiles, Joseph A. Baj, and Edward Chipman Earle, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of the registrant, to sign a registration statement on Form S-3 for the registration of an indeterminate number or amount of (i) debt securities of Bristow Group Inc. (“Bristow”), (ii) common stock of Bristow, (iii) preferred stock of Bristow, (iv) warrants to purchase securities of Bristow and (v) guarantees of debt securities by one or more subsidiaries of Bristow, and any and all amendments (including post-effective amendments) to such registration statement and all documents or instruments necessary or appropriate to enable the registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

[Signature page follows]

This Power of Attorney has been signed by the following persons in the capacities indicated on as of the dates set forth below.

Signature	Title	Date

/s/ William E. Chiles	President, Chief Executive Officer	August 28, 2012
William E. Chiles	and Director

/s/ Thomas C. Knudson		August 28, 2012
Thomas C. Knudson	Chairman

/s/ Thomas N. Amonett		August 28, 2012
Thomas N. Amonett	Director

/s/ Stephen J. Cannon		September 5, 2012
Stephen J. Cannon	Director

/s/ Michael A. Flick		September 2, 2012
Michael A. Flick	Director

/s/ Lori Gobillot		August 28, 2012
Lori Gobillot	Director

/s/ Ian A. Godden		August 28, 2012
Ian A. Godden	Director

/s/ Stephen A. King		August 29, 2012
Stephen A. King	Director

/s/ Matthew Masters		August 28, 2012
Matthew Masters	Director

/s/ Bruce H. Stover		August 28, 2012
Bruce H. Stover	Director